Exhibit 10.1

Mineral Titles Online

Mineral Tenure Bill of Sale Completion	Review Payment

Recorder:	Sadru Mohamed (202023)	Submitter:	Sadru Mohamed (202023)
Recorded:	2006/JAN/31	Effective:	2006/JAN/31
D/E Date:	2006/JAN/31

Event Number: 4067849

Seller:	OMEGA EXPLORATION SERVICES INC. (146565)
Buyers:	Sadru Mohamed (202023)

Tenure Number	MD	Type	GTD	Buy %	New Ownership %
522511		MCX	2006/NOV/22	100	202023 100

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